American Standard Companies Inc. Subsidiaries	Exhibit 21

Name	Incorporation

A-S (Beijing) Enamel Steel Sanitaryware Co., Ltd.	Peoples Republic of China
A-S (China) Co., Limited	Peoples Republic of China
A-S (Guangzhou) Enamel Ware Company Limited	Peoples Republic of China
A-S (Jiangmen) Fittings Co. Ltd.	Peoples Republic of China
A-S (Shanghai) Fittings Co., Ltd.	Peoples Republic of China
A-S (Shanghai) Pottery Co., Ltd.	Peoples Republic of China
A-S (Tianjin) Consulting Co., Ltd.	Peoples Republic of China
A-S (Tianjin) Pottery Co., Ltd.	Peoples Republic of China
A-S Air Conditioning Products Limited	Cayman Islands, BWI
A-S Air Conditioning Products Servco Limited	Hong Kong
A-S Air Conditioning System (Tianjin) Co. Ltd.	Peoples Republic of China
A-S Air-Conditioning System (Shanghai) Company Limited	Peoples Republic of China
A-S China Plumbing Products Limited	Cayman Islands, BWI
A-S China Plumbing Products Servco Limited	Hong Kong
A-S Energy, Inc.	Texas
A-S Thai Holdings Ltd.	Delaware
Air Conditioning Service (Midlands) Limited	England & Wales
Airco Limited	Thailand
Alimenterics B. V.	The Netherlands
Alimenterics Inc.	Delaware
Alimenterics International Inc.	Delaware
Alliance Compressors	Delaware
Alliance Compressors Inc.	Delaware
Amair Limited	Thailand
American Standard (U.K.) Co.	United Kingdom
American Standard Companies Inc.	Delaware
American Standard Credit Inc.	Delaware
American Standard Europe BVBA/S.P.R.L.	Belgium
American Standard Europe Holdings Inc.	Delaware
American Standard Europe L.P.	Bermuda
American Standard Foreign Sales Limited	Bermuda
American Standard Foreign Trading Limited	Bermuda
American Standard Inc.	Delaware
American Standard International Inc.	Delaware
American Standard International L.L.C.	Delaware
American Standard Korea, Inc.	Korea
American Standard Leasing Inc.	Delaware
American Standard Philippine Holdings, Inc.	Philippines
American Standard Philippines II L.L.C.	Delaware
American Standard Philippines L.L.C.	Delaware
American Standard Sanitaryware (Thailand) Public Co., Ltd.	Thailand
American Standard Trane Brands, Inc.	Delaware
American Standard Trane Japan Ltd.	Japan

Name	Incorporation

American Standard Trane LLC	Delaware
American Standard Vietnam Inc. (Cong Ty Lien Doanh Su Ve Sinh My Phu)	Socialist Republic of Vietnam
American Standard Warranty Company	South Carolina
American Standards Inc.	Delaware
Amstan Air Inc.	Delaware
Amstan Corporation	Delaware
Amstan Hotels AD	Republic of Bulgaria
Amstan Logistica, S. A. de C. V.	Mexico
Amstan Logistics Inc.	Delaware
Armitage Shanks (Ireland) Limited	Dublin
Armitage Shanks Group, Limited	United Kingdom
Armitage Shanks International Limited	United Kingdom
Armitage Shanks Limited	United Kingdom
Armitage Venesta Washroom Systems Limited	United Kingdom
AS Deutschland GmbH	Germany
AS Foreign Trading Limited	Bermuda
AS Rheinland Ventures Gmbh	Germany
AS Vidalia, LLC	Georgia
ASE Finance Ltd.	Bermuda
ASE Finance SPRL	Belgium
ASI China Holdings Limited	Cayman Islands, BWI
ASI Receivables Funding LLC	Delaware
Atlas Building Services Pty Limited	Australia
Blue Circle Global Investments Limited	United Kingdom
BMM, Inc.	Delaware
Bulstand Limited Liability Company (“Vidima Ideal Ood”)	Republic of Bulgaria
CAPP Holdings Limited	Cayman Islands, BWI
Capsule Trane Connecticut Inc.	Delaware
Cardwell Trane Greenville Inc.	Delaware
Central Hope (China) Limited	Hong Kong
Ceramic Export Trading Company Inc.	British Virgin Islands
Ceramic Sanitaryware Pte. Ltd.	Singapore
Ceramica Dolomite SPA	Italy
Ceramiche Senesi S.r.L.	Italy
Clayton Dewandre Company Limited	United Kingdom
Clayton Dewandre Holdings Limited	United Kingdom
Clayton Dewandre Works Pension Trustees Limited	United Kingdom
Cooling Equipment Services Limited	England & Wales
Dayson Pty Limited	Australia
DFM Trane Oklahoma Corp.	Delaware
DiaSorin International B. V.	Netherlands
DiaSorin International Inc.	Delaware
DiaSorin, S.A.	Spain
DiaSorin, S.A./N.V.	Belgium

Name	Incorporation

Dradnats Inc.	Delaware
EBB Holdings Limited (Barbados)	Barbados
EBB-Peru, S.r.L.	Peru
Edwards Logistics (Bulgaria) Eood	Bulgaria
Edwards Logistics Deutschland GmbH	Germany
Edwards Logistics Europe B. V.	The Netherlands
Edwards Logistics Limited	United Kingdom
Egyptian American Industrial Plastics Company S.A.E.	Arab Republic of Egypt
Egyptian American Sanitary Wares Co. S.A.E.	Arab Republic of Egypt
Environmental Technologies Australia Pty Ltd.	New South Wales
Equipamientos Sanitarios de Valercia S.L.	Spain
Etablissements Porcher, S. A.	France
Facservices, Inc.	Texas
Filairco Technical Services Co., Inc.	Philippines
Filairco, Inc.	Philippines
FWJ Inc.	Delaware
Hang Zhou A-S Air Conditioning Technical Services Co., Ltd.	Peoples Republic of China
Hermann Trane Harrisburg Inc.	Delaware
Houston Trane, Inc.	Texas
Hua Mei Sanitary Ware Company Ltd.	Peoples Republic of China
Ideal Standard (Ireland) Limited	Ireland
Ideal Standard (Thailand) Ltd.	Thailand
Ideal Standard (UK) Limited	England
Ideal Standard Beteiligungs-GmbH	Hannover, Germany
Ideal Standard Bulgaria AD	Republic of Bulgaria
Ideal Standard Equipamentos Sanitarios LDA.	Portugal
Ideal Standard Europe B.V.	The Netherlands
Ideal Standard France S.A.	France
Ideal Standard GmbH	Bonn, Germany
Ideal Standard GmbH & Co. OHG	Bonn, Germany
Ideal Standard Holding Italia S.r.l.	Italy
Ideal Standard IBV Ltd.	Delaware
Ideal Standard Industriale S.r.l.	Italy
Ideal Standard Italia S.r.l.	Italy
Ideal Standard Manufacturing (UK) Limited	United Kingdom
Ideal Standard Polska Sp. Z.o.o.	Poland
Ideal Standard S. L.	Spain
Ideal Standard S.A.I.	Greece
Ideal Standard Scandinavia A/S	Denmark
Ideal Standard Vermaltungs GmbH	Germany
Ideal Standard Wabco Industria E Comercio Ltda.	Brazil
Ideal Standard, S.A. de C.V.	Mexico
Ideal Standard-Vidima AD	Republic of Bulgaria
Ideal-Standard Limited	United Kingdom
Ideal-Standard Trane Inc.	Canada (“Federal”)

Name	Incorporation

Ideal-Standard Trustees Limited	England
Industria Centroamericana de Sanitarios, Sociedad Anonima (“Incesa — Guatemala”)	Guatemala
Industria Ceramica Centroamericana, S.A. (“Incesa-Nicaragua”)	Nicaragua
Industria Ceramica Costarricense S.A. (“INCESA- Costa Rica”)	Costa Rica
Industrial Chill Servicing Private Ltd.	Mauritius
Industrial Y Minera Nortena S. A.	Mexico
Intercentroamericana, S.A. (“Old Panama”)	Panama
Internacional de Inversiones Diversas S. A. (“New Panama”)	Panama
Inversiones Intercentroamericanas S.A.	Costa Rica
Investcorp Private Limited	Mauritius
Islamic Acrylic Company For Acrylic Products S. A. E.	Arab Republic of Egypt
Itargila Mineracao Ltda.	Brazil
Ives Trane NY, Inc.	Delaware
Jado Bathroom And Hardware Manufacturing Corporation	Delaware
Jado France SAS	France
Jado GmbH	Germany
Jado Iberia Produtos Metalurgicos, S. A.	Portugal
Jado Italia S.r.l.	Italy
John Steventon & Sons Limited	England
JTA China Import Ltd	Hong Kong
L. T. W. Pty. Limited	Australia
Materias Primas Dominicanas, S. A. (MAPRIDOSA)	Dominican Republic
Meloh-Armaturen GmbH	Germany
Meretek Diagnostics, Inc.	Delaware
Meritor Wabco Vehicle Control Systems	Delaware General Partnership
MJM Hong Kong Ltd.	Delaware
Mongrue Trane Massachusetts, Inc.	Delaware
Pareo S.A.S.	France
Perrot Brakes (U.K.) Limited	United Kingdom
Perrot North America, Inc.	Illinois
Pinko Palino Inc.	Delaware
Prime Air Limited	Thailand
PT American Standard Indonesia	Republic of Indonesia
Qualitas Bathrooms Limited	United Kingdom
Rand Trane Dallas Inc.	Delaware
Ronald Marley Associates Limited	England & Wales
Sanistan B.V.	Netherlands
Sanitarios Dominicanos, S. A. (SADOSA)	Dominican Republic
Sanitary Wares Manufacturing Corporation	Philippines
SAU Corp.	Delaware
Servicefirst Aircon Private Ltd.	India
Sevlievogas — 2000 AD	Republic of Bulgaria
Shangdong Weiming Automotive Products Ltd.	Peoples Republic of China
Sibelco Qingyuan Minerals Co. Ltd.	Peoples Republic of China
Sibelko Minerals (Thailand) Co., Ltd.	Thailand

Name	Incorporation

Societe Trane SAS	France
Sophista Limited	Hong Kong
Sottini Bathrooms Ltd.	England
Standard Centennial Property, LLC	Delaware
Standard Compressors Inc.	Delaware
Standard Europe (EEIG) (European Economic Interest Grouping)	France
Standard Industrial Mineral Products Corp.	Philippines
Standard Resources And Development Corporation	Philippines
Standard Trane Insurance Company	Vermont
Standard Trane Insurance Ireland Limited	Ireland
Standex S.A.	Greece
Strompi Imports Pty Limited	Australia
Sundaram-Clayton Limited	India
T-J Technical Services Limited	Hong Kong
T.I. Solutions (Israel) Ltd.	Israel
Tac Distribution Pte. Ltd.	Singapore
Tantofex (Engineers) Limited	United Kingdom
Tantofex Limited	United Kingdom
Tast Limited	Thailand
TDU Pty Limited	Australia
Tecniceramica de Costa Rica, S.A.	Costa Rica
Teling Air Conditioner Company Limited	Peoples Republic of China
Teling Air Conditioning Products Ltd.	Peoples Republic of China
Teling Air Conditioning Systems (Jiangsu) Co., Ltd.	Peoples Republic of China
The Bridge Foundry Company Limited	United Kingdom
The Trane Company (Delaware)	Delaware
The Trane Company (Nevada)	Nevada
Thorthol Holdings B. V.	The Netherlands
TIS Holding, Ltd.	Cayman Islands, BWI
TIS, Ltd.	Cayman Islands, BWI
TM Air Conditioning Sdn. Bhd.	Malaysia
TM Sales & Services Sdn. Bhd.	Malaysia
Trane (Colchester) Ltd.	United Kingdom
Trane (Ireland) Limited	Ireland
Trane (Malaysia) SND. BHD.	Malaysia
Trane (Schweiz) GmbH / Trane (Suisse) S.a.r.l.	Switzerland
Trane (Scotland) Limited	Scotland
Trane (Thailand) Ltd.	Thailand
Trane (UK) Ltd.	United Kingdom
Trane (United Kingdom) Limited	England & Wales
Trane Airconditioning B. V.	The Netherlands
Trane Airconditioning Pte. Ltd.	Singapore
Trane Aire Acondicionado, S. L.	Spain
Trane Asia Pacific Limited	Hong Kong
Trane Central America, Inc.	Delaware

Name	Incorporation

Trane Central Plant 1, LLC	Delaware
Trane Comfort Solutions Inc.	Delaware
Trane CR Spol sro.	Republic of Czechoslavakia
Trane D.O.O.	Croatia
Trane de Argentina S.A.	Argentina
Trane de Chile S.A.	Chile
Trane de Colombia S. A.	Colombia
Trane Deutschland GmbH	Germany
Trane Do Brasil Industria E Comercio Ltda.	Brazil
Trane Europe B.V.	Netherlands
Trane Export LLC	Delaware
Trane General Corporation	Delaware
Trane GmbH	Austria
Trane Hellas S.A.	Greece
Trane Hungary KFT	Hungary
Trane India Ltd.	Delaware
Trane Italia S.r.L	Italy
Trane Klima Ticaret AS	Turkey
Trane Korea, Inc.	Korea
Trane Limited	United Kingdom
Trane Polska Sp. Z.O.O.	Poland
Trane Pty Ltd.	Australia
Trane Puerto Rico Inc.	Delaware
Trane Reinetsu Service Co., Ltd (Trane Reinetsu Service Kabushiki Kaisha)	Japan
Trane Romania S.R.L.	Romania
Trane S.A.E.	Egypt
Trane Service Company L.L.C.	Egypt
Trane Servicefirst, C.A.	Valencia, Venezuela
Trane Services Acquisition I Inc.	Delaware
Trane Sweden AB	Stockholm, Sweden
Trane Taiwan Distribution Ltd.	Republic of China
Trane Technologies LLC	Moscow
Trane Tunisia S.a.r.l.	Tunisia
Trevi Showers Ltd.	England
Troc Air Conditioning, Ltd.	Republic of China
TSI Anstalt	Liechtenstein
TYS Limited	Hong Kong
Ultrawide Engineering Limited	Hong Kong
Wabco (Schweiz) GmbH / Wabco (Suisse) S.a.r.l.	Switzerland
Wabco (U.K.) Limited	United Kingdom
Wabco Air Compressor Holdings Inc.	Delaware
Wabco Australia Pty. Limited	Australia
Wabco Austria GesmbH	Vienna, Austria
Wabco Automotive AB	Hova, Sweden
Wabco Automotive B.V.	The Netherlands

Name	Incorporation

Wabco Automotive Control Systems Inc.	Delaware
Wabco Automotive Holdings Inc.	Delaware
Wabco Automotive Italia S.r.L.	Italy
WABCO Automotive Pension Trustees Limited	United Kingdom
Wabco Automotive Products Inc.	Canada (“Federal”)
Wabco Automotive Products Limited	Cayman Islands, BWI
Wabco Automotive South Africa	Republic of South Africa
WABCO Automotive U.K. Limited	United Kingdom
Wabco B. V.	Netherlands
Wabco Belgium BVBA / SPRL	Belgium
Wabco brzdy k voizdlum spol. s.r.o.	Czech Republic
Wabco Compressor Manufacturing Co.	Delaware
WABCO Development GmbH	Germany
Wabco Distribution Australia Pty. Limited	Australia
Wabco Espana S. L.	Spain
Wabco Europe B.V.	The Netherlands
Wabco Fahrzeugsysteme GmbH, Hannover	Germany
Wabco France Logistics S.A.S.	France
Wabco France SNC	France
Wabco GmbH	Germany
Wabco GmbH & Co. OHG	Germany
Wabco Japan Inc.	Japan
Wabco Korea Inc.	Delaware
Wabco Korea Ltd.	Korea
WABCO Logistik GmbH	Germany
Wabco North America Inc.	Delaware
Wabco Polska Spolka Z Ograniczona Odpowiedzialnoscia	Poland
Wabco Radbremsen GmbH	Mannheim, Germany
Wabco Sandown B. V. (Neth.)	Netherlands
WABCO Shanghai Co., Ltd.	Peoples Republic of China
Wabco Standard Export Ltd.	Delaware
Wabco Standard French Holdings Sarl	France
Wabco Standard GmbH	Germany
Wabco Standard GmbH	Bonn, Germany
Wabco Standard Trane B.V.	The Netherlands
Wabco Standard Trane Co.	Nova Scotia
Wabco Standard Trane Credit Inc.	Delaware
Wabco Standard Trane S.A.	Canton of Fribourg, Switzerland
Wabco Standard Trane Sarl	France
WABCO Systeme GmbH	Germany
Wabco Wednesbury Ltd.	United Kingdom
Wabco Westinghouse S.A.S (France)	France
Wabco, Inc. (PA)	Pennsylvania
WBB Qingyuan Clays Limited	British Virgin Islands
Westinghouse Air Brake International Corporation	Pennsylvania
World Standard Ltd.	Delaware

Name	Incorporation

World Standard Trade Limited	British West Indies
Xiamen Jardine Mechanical And Electrical Joint Design Office Technical Services Division	Peoples Republic of China